UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 13, 2007

MONACO COACH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14725	35-1880244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91320 Industrial Way,

Coburg, Oregon 97408

 (Address of principal executive offices, including zip code)

(541) 686-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.                                          Costs Associated With Exit or Disposal Activities

On June 13, 2007, Monaco Coach Corporation management determined that it will consolidate the Indiana-based production of Holiday Rambler and McKenzie fifth-wheel and travel trailer recreational vehicles from Elkhart, Indiana to its Wakarusa and Warsaw, Indiana facilities by the end of October. Each of these facilities has been operating at low capacity utilization rates and the Company has determined that this move would improve utilization and result in cost savings.

The Company anticipates recording one-time pre-tax charges in the third and fourth quarters of 2007 totaling approximately $1.0 million to $1.2 million for move-related expenses associated with the consolidation.  These future cash charges are expected to include one-time personnel-related costs, including wind-down, line setup and preparation of approximately $750,000 to $900,000 and one-time charges associated with the physical relocation of inventory and equipment of approximately $250,000 to $300,000.

Item 9.01.                                          Financial Statements and Exhibits

(d)                                       Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 14, 2007 announcing the consolidation of the Holiday Rambler and McKenzie fifth-wheel travel trailer recreational vehicles from Elkhart, IN to Wakarusa and Warsaw, IN.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONACO COACH CORPORATION

Date: June 18, 2007	/s/ P. Martin Daley
P. Martin Daley Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated June 14, 2007 announcing the consolidation of the Holiday Rambler and McKenzie fifth-wheel travel trailer recreational vehicles from Elkhart, IN to Wakarusa and Warsaw, IN.